JOINT FILING AGREEMENT

            This Agreement is filed as an exhibit to Amendment No. 18 to the
Schedule 13D being filed by Angelicoussis Shipholding Group Limited, Pam Holding & Trust Limited, Mrs. Maria A. Angelicoussis and Anangel Integrity Compania Naviera S.A. in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13D to which this Agreement is attached is filed on behalf of the below-named persons, that they are each responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person contained therein.

Dated:      October 9, 2001

                              ANGELICOUSSIS SHIPHOLDING GROUP LIMITED




                              By: /s/ John A. Angelicoussis
                                  ---------------------------------------------
                                  Name:  John A. Angelicoussis
                                  Title: Director/Chairman



                              PAM HOLDING & TRUST LIMITED




                              By: /s/ Maria A. Angelicoussis
                                  ---------------------------------------------
                                  Name:  Maria A. Angelicoussis
                                  Title: Director/President



                              MARIA A. ANGELICOUSSIS




                              By: /s/ Maria A. Angelicoussis
                                  --------------------------------------------



                              ANANGEL INTEGRITY COMPANIA NAVIERA S.A.




                              By: /s/ Demetrios Stylianou
                                  ---------------------------------------------
                                  Name:  Demetrios Stylianou
                                  Title: Director/President